INVESCO VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-2699
SERIES NO.:        28

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A   $ 1,174
        2   Dividends for a second class of open-end company shares (000's
            Omitted)
            Class B   $   201
            Class C   $   167
            Class Y   $     3

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
        1   Dividends from net investment income
            Class A    0.1240
        2   Dividends for a second class of open-end company shares (form
            nnn.nnnn)
            Class B    0.1054
            Class C    0.0894
            Class Y    0.1362

74U.    1   Number of shares outstanding (000's Omitted)
            Class A     9,350
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B     1,880
            Class C     1,830
            Class Y        18

74V.    1   Net asset value per share (to nearest cent)
            Class A   $  9.89
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B   $  9.86
            Class C   $  9.87
            Class Y   $  9.89

INVESCO VAN KAMPEN ASSET ALLOCATION GROWTH FUND                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-2699
SERIES NO.:        29

74U.    1   Number of shares outstanding (000's Omitted)
            Class A    12,031
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B     3,098
            Class C     1,663
            Class Y       146

74V.    1   Net asset value per share (to nearest cent)
            Class A   $  9.95
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B   $  9.81
            Class C   $  9.82
            Class Y   $ 10.00

INVESCO VAN KAMPEN ASSET ALLOCATION MODERATE FUND                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-2699
SERIES NO.:        30

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A   $ 2,646
        2   Dividends for a second class of open-end company shares (000's
            Omitted)
            Class B   $   378
            Class C   $   270
            Class Y   $    12

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
        1   Dividends from net investment income
            Class A    0.1398
        2   Dividends for a second class of open-end company shares (form
            nnn.nnnn)
            Class B    0.1032
            Class C    0.1033
            Class Y    0.1523

74U.    1   Number of shares outstanding (000's Omitted)
            Class A    18,525
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B     3,689
            Class C     2,596
            Class Y        93

74V.    1   Net asset value per share (to nearest cent)
            Class A   $  9.87
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B   $  9.81
            Class C   $  9.82
            Class Y   $  9.91

INVECO VAN KAMPEN LEADERS FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-2699
SERIES NO.:        31

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A   $ 1,147
        2   Dividends for a second class of open-end company shares (000's
            Omitted)
            Class B   $   238
            Class C   $   143
            Class Y   $     2

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
        1   Dividends from net investment income
            Class A    0.0712
        2   Dividends for a second class of open-end company shares (form
            nnn.nnnn)
            Class B    0.0407
            Class C    0.0591
            Class Y    0.0814

74U.    1   Number of shares outstanding (000's Omitted)
            Class A    15,734
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B     5,761
            Class C     2,356
            Class Y        11

74V.    1   Net asset value per share (to nearest cent)
            Class A   $  8.50
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B   $  8.49
            Class C   $  8.47
            Class Y   $  8.50